UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.

Change Healthcare Inc.

(Name of Registrant as Specified In Its Charter)

UnitedHealth Group Incorporated

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by UnitedHealth Group Incorporated.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Change Healthcare Inc.

Commission File No.: 001-38961

This filing consists of:

1.	The following communication that was posted on UnitedHealth Group’s internal employee website on January 6, 2021.

Optum Hub Article Posted on January 6, 2021

Optum and Change Healthcare to Combine

Today we announced Optum will combine with Change Healthcare, a health care technology leader, to strengthen the foundation and lead in the development of the next-generation health system with connectivity, collaboration and efficiency among care providers, health care payers and patients.

This combination unites two innovative technology and service companies exclusively focused on health care whose combined capabilities are positioned to connect and simplify the core clinical, administrative and payment processes of health care — resulting in better health outcomes and experiences for everyone, at lower cost. Change Healthcare brings advanced clinical decision, administrative and financial support capabilities, enabling deep workflow and transactional connectivity across the health care system. Optum brings modern analytics, comprehensive clinical expertise, innovative technologies and deep experience improving operational and clinical performance across the health system.

Robert Musslewhite, OptumInsight CEO, will continue to lead the business until the transaction closes. In the almost two years as OptumInsight CEO, Robert has led the modernization of the business’ operating foundation. This has provided a strong platform for future growth and has enabled us to more rapidly respond to changing industry demands — including bringing urgently needed, innovative solutions to customers facing COVID-19 challenges. He also has guided work to bring our capabilities closer together, which enables us to build transformational market performance partnerships with leading health systems like John Muir Health and Boulder Community Health. His future role will be determined during the period prior to close.

When the transaction is finalized, Change Healthcare CEO, Neil de Crescenzo will assume leadership of OptumInsight. Neil has led Change Healthcare through a period of growth over the past seven years, guiding diverse teams working across multiple health care segments to help customers achieve clinical, operational and financial objectives, and help people improve their health.

Rick Hardy, Optum Strategy and Transformation leader, will lead the integration efforts, working closely with Robert and Neil to ensure we build a strongly integrated organization that can quickly respond to market demands and redefine excellence in health care information and insight.

The transaction is expected to close in the second half of 2021, following receipt of certain regulatory approvals and satisfaction of other customary closing conditions. At that time, Change Healthcare and OptumInsight will merge, creating the new OptumInsight organization.

For more information, please read today’s press release.

Additional Information and Where to Find It

The proposed transaction will be submitted to the stockholders of Change Healthcare Inc. (“CHNG”) for their consideration. This communication may be deemed to be solicitation material in connection with the proposed transaction. UnitedHealth Group Incorporated (“UNH”) and CHNG intend to file materials relevant to the proposed transaction with the SEC, including CHNG’s proxy statement on Schedule 14A. This communication is not a substitute for the proxy statement or any other documents that CHNG may send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISIONS, CHNG’s STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT FOR THE PROPOSED TRANSACTION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Copies of the proxy statement and other relevant materials, when filed, will be available free of charge on the SEC’s web site at http://www.sec.gov or on CHNG’s website at ir.changehealthcare.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain statements, estimates, projections or guidance that constitute “forward-looking statements” as defined under U.S. federal securities laws about the proposed transaction. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements are based on current plans, estimates and expectations that are subject to risks and uncertainties. We caution that actual results could differ materially from expected results, depending on the outcome of certain factors, including (i) the failure to satisfy the conditions to the completion of the proposed transaction, including approval of the proposed transaction by CHNG’s stockholders and the receipt of regulatory approvals on the terms expected or on the anticipated schedules; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iii) there may be a material adverse change regarding CHNG or its business; (iv) the failure to complete or receive the anticipated benefits from the proposed transaction, including due to the failure to successfully integrate the businesses and technologies; (v) revenues following the proposed transaction may be lower than expected; (vi) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (vii) the retention of certain key employees at CHNG; (viii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (ix) risks related to diverting management attention from ongoing business operations; (x) the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; (xi) the outcome of any legal proceedings that may be instituted against UNH or CHNG related to the proposed transaction; (xii) there may be changes in economic conditions, financial markets, interest rates, political conditions or changes in federal or state laws or regulations; (xiii) there may be changes in the market price of CHNG’s common stock; (xiv) risks associated with public health crises, large-scale medical emergencies and pandemics, such as the COVID-19 pandemic; and (xv) the other factors relating to UNH and CHNG discussed in “Risk Factors” in their respective Annual Reports on Form 10-K for the most recently ended fiscal year and in their other

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filings with the Securities Exchange Commission (SEC), which are available at http://www.sec.gov. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors. Neither UNH nor CHNG assumes any obligation to update or revise this communication as a result of new information, future events or otherwise, except as otherwise required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Participants in Solicitation

CHNG and its directors and executive officers, and UNH and its directors and executive officers, are deemed to be participants in the solicitation of proxies from stockholders of CHNG in connection with the proposed merger. Information about CHNG’s directors and executive officers and their ownership of CHNG’s common stock can be found in its Annual Report on Form 10-K for the year ended March 31, 2020 filed with the SEC on June 4, 2020, in its Definitive Proxy Statement for its 2020 Annual Meeting of Stockholders filed with the SEC on July 16, 2020 and on CHNG’s website at www.changehealthcare.com. Information about UNH’s directors and executive officers can be found in its Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 14, 2020, in its Definitive Proxy Statement for its 2020 Annual Meeting of Stockholders filed with the SEC on April 17, 2020 and on UNH’s website at http://www.unitedhealthgroup.com. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement and other materials to be filed with the SEC in connection with proposed merger when they become available.

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